UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 7, 2012

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of Esterline Technologies Corporation (“Esterline”) was held on March 7, 2012, at which the shareholders acted on the following proposals:

(a)	The election of the following directors for three-year terms expiring at the 2015 annual meeting:

	Votes Cast
Name	For	Against	Abstain	Broker Non-Votes
Delores M. Etter	26,011,449	1,527,781	6,772	1,618,286
Mary L. Howell	27,137,356	401,874	6,772	1,618,286
Jerry D. Leitman	26,771,553	767,553	6,896	1,618,286
Gary E. Pruitt	26,906,636	632,222	7,144	1,618,286

Each of the nominees set forth above were duly elected.

(b)	Approval, on an advisory basis, of executive compensation:

Votes Cast
For	Against	Abstain	Broker Non-Votes
25,221,770	2,283,720	40,512	1,618,286

Of the total votes cast, over 91% voted to approve the proposal.

(c)	The ratification of the selection of Ernst & Young LLP as Esterline’s independent registered public accounting firm for the fiscal year ending October 26, 2012:

Votes Cast
For	Against	Abstain
28,927,994	231,408	4,886

The foregoing proposal was approved.

Item 8.01	Other Events.

On March 12, 2012, Esterline announced that the R. Bradley Lawrence was selected to serve as the Chairman of its Board of Directors, effective as of March 7, 2012, replacing Robert W. Cremin, who will continue on the board of directors until his retirement in March 2013, in accordance with Esterline’s mandatory retirement policy. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Esterline Technologies Corporation dated March 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: March 12, 2012	By:	/S/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer, Corporate Development and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Esterline Technologies Corporation dated March 12, 2012.